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                                                                    Exhibit 99.1
                          Annual Servicer's Certificate
        pursuant to Section 3.05 of the Transfer and Servicing Agreement
                                   relating to
                    Associates Credit Card Master Note Trust

         The undersigned, a duly authorized representative of Associates National Bank (Delaware) ("ANB"), pursuant to the Transfer and Servicing Agreement, dated as of April 1, 2000 (as amended and supplemented, the "Agreement"), by and among Associates Credit Card Receivables Corp., as Transferor, ANB and Associates Credit Card Master Note Trust, hereby certifies that:

         1. ANB is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

         2. The undersigned is an Authorized Officer who is duly authorized pursuant to the Agreement to execute and deliver this Annual Servicer's Certificate to the Trust;

         3. A review of the activities of the Servicer during the year ended December 31, 2000, and of its performance under the Agreement was conducted under my supervision;

         4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below; and

         5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2000, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and
                  (iii) the current status of each such default: None.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 2001.

                                                   ASSOCIATES NATIONAL BANK
                                                   (DELAWARE)


                                                   By:  /s/ CHERYL K. DEBARO
                                                        ------------------------
                                                        Cheryl K. Debaro
                                                        Authorized Officer